                                                                    EXHIBIT 99.1
                                                                    ------------


                                            Volkswagen Credit Auto Master Trust 1996-1
                                           Annual Distribution Statement: 2000 Activity
--------------------------------------------------------------------------------------------------------------------------------
                                                                 15-Feb-00        13-Mar-00         17-Apr-00         15-May-00

  a. Aggregate Amount of Collections                       $391,443,411.75  $391,883,271.80   $391,711,115.07   $391,897,238.14
     Aggregate Amount of Interest Collections                $5,059,381.96    $5,389,242.01     $5,217,085.28     $5,403,208.35
     Aggregate Amount of Principal Collections             $386,494,029.79  $386,494,029.79   $386,494,029.79   $396,494,029.79
     Investment Proceeds                                             $0.00            $0.00             $0.00             $0.00

  b. Series Allocation Percentage                                  100.00%          100.00%           100.00%           100.00%
     Floating Allocation Percentage                                 53.06%           52.34%            52.00%            50.58%
     Fixed Allocation Percentage                                       N/A              N/A            52.00%            50.58%

  c. Total Amount Distributed on Series 1996-1               $1,732,864.58    $1,826,093.75     $2,118,789.06     $1,834,583.33

  d. Amount of Such Distribution Allocable to Principal              $0.00            $0.00             $0.00             $0.00
     on 1996-1

  e. Amount of Such Distribution Allocable to Interest       $1,732,864.58    $1,826,093.75     $2,118,789.06     $1,834,583.33
     on 1996-1

  f. Investor Default Amount                                         $0.00            $0.00             $0.00             $0.00

  g. Draw Amount                                                     $0.00            $0.00             $0.00             $0.00

  h. Investor Charge Offs                                            $0.00            $0.00             $0.00             $0.00
     Amounts of Reimbursements                                       $0.00            $0.00             $0.00             $0.00

  i. Monthly Servicing Fee                                           1.00%            1.00%             1.00%             1.00%

  j. Expected Controlled Distribution Amount                         $0.00            $0.00   $187,500,000.00   $187,500,000.00

  k. Invested Amount                                       $375,000,000.00  $375,000,000.00   $375,000,000.00  $375,000,000.00

  l. Pool Factor                                                   100.00%          100.00%           100.00%          100.00%

  m. Available Subordinated Amount                          $66,448,446.50   $60,484,583.58    $61,535,798.71   $60,363,612.28

  n. Reserve Fund Balance                                    $1,875,000.00    $1,875,000.00     $1,875,000.00    $1,875,000.00

  o. Principal Funding Account Balance                               $0.00            $0.00             $0.00  $195,488,680.27
     Yield Supplement Account Balance                        $1,875,000.00    $1,875,000.00     $1,875,000.00    $1,875,000.00





                                            Volkswagen Credit Auto Master Trust 1996-1
                                           Annual Distribution Statement: 2000 Activity
------------------------------------------------------------------------------------------------------------------------------------
                                                             15-Jun-00               Total

  a. Aggregate Amount of Collections                       $391,824,171.72   $1,958,869,208.48
     Aggregate Amount of Interest Collections                $5,330,141.93      $26,399,059.53
     Aggregate Amount of Principal Collections             $386,494,029.79   $1,932,470,148.95
     Investment Proceeds                                     $1,003,841.54       $1,003,841.54

  b. Series Allocation Percentage                                  100.00%             100.00%
     Floating Allocation Percentage                                 50.24%              51.64%
     Fixed Allocation Percentage                                     0.00%

  c. Total Amount Distributed on Series 1996-1             $377,143,743.02     $384,656,093.75

  d. Amount of Such Distribution Allocable to Princpal     $375,000,000.00     $375,000,000.00
     on 1996-1

  e. Amount of Such Distribution Allocable to Interest       $2,143,763.02       $9,656,093.75
     on 1996-1

  f. Investor Default Amount                                         $0.00               $0.00

  g. Draw Amount                                                     $0.00               $0.00

  h. Investor Charge Offs                                            $0.00               $0.00
     Amounts of Reimbursements                                       $0.00               $0.00

  i. Monthly Servicing Fee                                           1.00%               1.00%

  j. Expected Controlled Distribution Amount                         $0.00               $0.00

  k. Invested Amount                                                 $0.00               $0.00

  l. Pool Factor                                                     0.00%               0.00%

  m. Available Subordinated Amount                                   $0.00               $0.00

  n. Reserve Fund Balance                                            $0.00               $0.00

  o. Principal Funding Account Balance                               $0.00               $0.00
     Yield Supplement Account Balance                                $0.00               $0.00

                                                                    EXHIBIT 99.1
                                                                    ------------

                     FORM OF ANNUAL SERVICER'S CERTIFICATE

                                VW CREDIT, INC.

                  -------------------------------------------

                      VOLKSWAGEN CREDIT AUTO MASTER TRUST

--------------------------------------------------------------------------------

                  The undersigned, a duly authorized representative of VW Credit, Inc. ("VCI"), as Servicer, pursuant to the Pooling and Servicing Agreement dated as of February 29, 1996 (as amended and supplemented, the "Agreement"), by and among Volkswagen Credit Auto Receivables Corporation, as seller, VCI, as Servicer, and Citibank, N.A., as Trustee, do hereby certify that:

                  1. VCI is, as of the date hereof, the Servicer under the Agreement.

                  2. The Undersigned is a Servicing Officer and is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

                  3. A Review of the activities of the Servicer during the period from the initial Closing Date through the calendar year ended December 31, 2000 and of its performance under the Agreement was conducted under my supervision.

                  4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                  5. None.

                  Capitalized terms used but not defined herein are used as defined in the Agreement.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this twenty-first day of March 2001.


                                                        /s/ Dennis Tack
                                                        --------------------
                                                        Name:  Dennis Tack

                                                        Title: Controller